UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2011

INNERWORKINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-52170 (Commission File Number)	20-5997364 (I.R.S. Employer Identification No.)

600 West Chicago Avenue Suite 850 Chicago, Illinois (Address of principal executive offices)	60610 (Zip Code)

(312) 642-3700 (Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) (e)   Effective January 19, 2011, Jonathan Shean no longer serves as the Senior Vice President of Operations of InnerWorkings, Inc. (the “Company”).  Also effective January 19, 2011, the Company entered into a separation and independent contractor agreement with Mr. Shean pursuant to which he will provide consulting services to the Company through July 1, 2011.  As compensation for such services, Mr. Shean will receive the following: (i) current base salary ($270,000 on an annualized basis) through July 19, 2011; (ii) continued vesting in previously made stock grants through December 1, 2011; (iii) a $50,000 lump sum payment; (iv) a bonus equal to $50,000 on April 1, 2011, representing his bonus eligibility for the 2010 fiscal year; (v) COBRA payments to continue medical and dental benefits for Mr. Shean and his family through December 31, 2011; and (vi) continuation  of life insurance and long term disability coverage through December 31, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNERWORKINGS, INC.

Dated: January 24, 2011	By:	/s/ Joseph M. Busky
Name: Joseph M. Busky
Title: Chief Financial Officer